Exhibit 99.1

CONTACT:                            FOR IMMEDIATE RELEASE

Jane F. Casey
Vice President, Investor Relations
(203) 661-1926, ext. 6619

BLYTH, INC. REJECTS UNSOLICITED CONDITIONAL PROPOSAL FROM CVSL

GREENWICH, CT, USA, November 15, 2013: Blyth, Inc. (NYSE: BTH), a direct to consumer company and leading designer and marketer of health & wellness products, beauty products and candles and accessories for the home sold through the direct selling and direct marketing channels, today announced that its Board of Directors, after careful review and consultation with its legal and financial advisors, has unanimously rejected the unsolicited conditional proposal from CVSL, Inc. to acquire Blyth.
The Board of Directors announced further that it had retained the law firm of Wachtell, Lipton, Rosen and Katz to provide legal services and Jefferies LLC to provide financial advisory and similar services to Blyth, and conducted a thorough review with management and the aforementioned advisors of the unsolicited proposal from CVSL to acquire, subject to conditions, all of the public common shares of Blyth for a per share consideration of $16.75, payable in CVSL shares or cash.
The Board of Directors cited the following as major reasons for its rejection of the offer, based on both the terms outlined in CVSL’s offer letter dated October 25, 2013, and information obtained in subsequent discussions between Blyth’s and CVSL’s advisors:

•	The offer was not supported by any committed debt or equity financing.

•	The offer potentially required Blyth public shareholders to take as consideration a debt instrument for a portion of the purchase price.

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The offer required the management of Blyth, as well as significant shareholders of Blyth, to take as consideration stock (in CVSL or a subsidiary) for all or a portion of the purchase price for their shares of Blyth.

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The advisors to CVSL, in discussions with Blyth’s advisors, indicated that there was no capacity to raise additional debt at CVSL. Consequently, any debt raised to finance the cash portion of the purchase price would be raised based solely on the leverage capacity of Blyth.

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The offer required using Blyth’s cash and cash equivalents to repay Blyth’s existing indebtedness and did not address the ongoing working capital needs of Blyth’s domestic and international businesses.

Blyth, Inc., headquartered in Greenwich, CT, USA, is a direct to consumer business focused on the direct selling and direct marketing channels. It designs and markets health & wellness products, beauty products and candles and accessories for the home through the direct selling channel, utilizing both the network marketing and home party plan methods. The Company also designs and markets health & wellness products, household convenience items and personalized gifts through the catalog/Internet channel. Its products are sold direct to the consumer under the ViSalus®, PartyLite® and Two Sisters Gourmet by PartyLite® brands and to consumers in the catalog/Internet channel under the Miles Kimball®, Walter Drake®, Easy Comforts®, As We Change® and Exposures® brands.
Blyth, Inc. may be found on the Internet at www.blyth.com.

This press release contains forward-looking statements. Forward-looking statements are identifiable by words or phrases such as "anticipates," "intends," "expects," "believes" and "will," and similar words and phrases. Forward-looking statements are subject to a number of factors that could cause actual results and/or the timing of events to differ materially from those set forth in this press release. Additional information about the risk factors to which we are exposed and other factors that may adversely affect these forward-looking statements is contained in our reports and filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013. Investors should not place undue reliance on forward-looking statements as predictions of future results. We undertake no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release except as otherwise required by law.

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